Exhibit 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
626-799-8090	chris@blueshirtgroup.com
www.cogentsystems.com	rakesh@blueshirtgroup.com

Cogent Systems Announces First Quarter Results

South Pasadena, CA – May 1, 2007 - Cogent Systems (Nasdaq: COGT) today announced financial results for the first quarter ended March 31, 2007.

First quarter 2007 revenues were $30.1 million, a 32% increase compared to revenue of $22.7 million in the same year ago period. Net income on a GAAP basis for the first quarter of 2007 was $6.2 million, or $0.06 per diluted share. This compares to GAAP net income of $6.7 million, or $0.07 per diluted share in the same year ago period.

Cogent’s first quarter of 2007 GAAP results included $1.0 million of non-cash share based compensation charges. Excluding the effects of share-based compensation and the net tax effect, non-GAAP net income for the first quarter of 2007 was $6.8 million, or $0.07 per diluted share. This compares to non-GAAP net income of $7.6 million, or $0.08 per diluted share, in the same year ago period, excluding the effects of similar items in both periods. First quarter 2007 net and operating income were impacted by $2.7 million in legal expenses related to the Company’s ongoing intellectual property lawsuit.

“First quarter revenues increased by 32% year-over-year driven by a broad set of customers around the world,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “Our success in adding a number of new core customers last year has led us to expect more consistent results this year, and we believe we are on track to reach our growth objectives. The need for biometric solutions continues to grow, and we are pursuing an increasing number of new projects for border control, law enforcement, the civil market and the commercial sector. We expect several sizable procurements to be awarded this year by large government agencies both domestically and internationally. Based on both our technological performance and our track record with our customers, we feel confident in our competitive positioning.”

“Gross margin decreased below our target levels due to product mix as well as a higher proportion of third party hardware sales to certain customers,” commented Paul Kim, Chief Financial Officer of Cogent. “Importantly, these impacts are timing issues, and we remain comfortable with our 55% to 60% full year gross margin target. During the quarter, we generated approximately $18 million in cash and ended the quarter with our cash and investments position at approximately $433 million or $4.52 per share.”

The Company will host a conference call and live webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today to discuss these results. Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run for 2 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11087950. International parties should call 303-590-3000 and enter pass code 11087950.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding share-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a global biometric identification solutions provider to governments, law enforcement agencies, and commercial enterprises. Cogent provides the highest quality identification systems, products and services with leading technology, accuracy and speed. Cogent’s Automated Fingerprint/Palmprint Identification Systems, or AFIS, enable customers to capture fingerprint and palm print images electronically, encode prints into searchable files, and accurately compare a set of fingerprints/palm prints to a database containing potentially millions of prints in seconds. For more information, please visit www.cogentsystems.com

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Cogent’s anticipated revenue growth and growth in sales opportunities in a variety of markets, including future domestic and international growth. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Report on Form 10-K for the year ended December 31, 2006 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; and exposure to intellectual property and product liability claims. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

March 31, 2007 and December 31, 2006

(in thousands)

	Balance at 3/31/2007	Balance at 12/31/2006
ASSETS:

Cash and investments	$432,932	$414,802
Accounts receivable, net	16,427	26,798
Unbilled accounts receivable	1,229	530
Inventories	11,711	19,439
Property and equipment, net	33,027	32,874
Deferred income taxes	41,620	43,423
Other assets	3,031	3,075

Total assets	$539,977	$540,941

LIABILITIES & EQUITY:

Accounts payable and accrued liabilities	$20,007	$12,878
Deferred revenue	24,084	37,504
Total stockholders’ equity	495,886	490,559

Total liabilities & equity	$539,977	$540,941

CONFIDENTIAL	Cogent, Inc.

COGENT, INC.

CONDENSED STATEMENT OF INCOME

Three Months Ended March 31, 2007 and 2006

(in thousands, except per share data)

	Three months ended March 31,
	2007	2006
Revenues:
Product revenues	$24,480	$16,868
Maintenance and services revenues	5,627	5,863

Total revenues	30,107	22,731

Cost of revenues:
Cost of product revenues (1)	14,164	7,082
Cost of maintenance and services revenues (1)	1,598	1,649

Total cost of revenues	15,762	8,731

Gross profit	14,345	14,000

Operating expenses:
Research and development (1)	2,529	2,267
Selling and marketing (1)	1,976	1,839
General and administrative (1)	5,222	2,693

Total operating expenses	9,727	6,799

Operating income	4,618	7,201

Interest income	5,218	3,489
Other, net	292	4

Income before income taxes	10,128	10,694

Income tax provision	3,904	3,947

Net income	$6,224	$6,747

Net income per share:
Basic	$0.07	$0.07
Diluted	$0.06	$0.07

Number of shares used in per share computations:
Basic	94,219	93,685
Diluted	95,867	96,123
___________ (1) Share-based compensation expense was allocated as follows:
Cost of product revenues	$183	$86
Cost of maintenance and services revenues	139	171
Research and development	118	231
Selling and marketing	248	403
General and administrative	267	494

Total share-based compensation expense	$955	$1,385

CONFIDENTIAL	Cogent, Inc.

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended March 31, 2007 and 2006

(in thousands, except per share data)

	Three months ended March 31, 2007	Three months ended March 31, 2006
Earnings for per share calculations

GAAP Net Income	$6,224	$6,747

GAAP Income tax provision	3,904	3,947
Share-based compensation expense	955	1,385
Tax effect (1)	(4,322)	(4,469)

Non-GAAP Net income	$6,761	$7,610

Earnings per share

GAAP Diluted EPS	$0.06	$0.07

GAAP Income tax provision	0.04	0.04
Share-based compensation expense	0.01	0.02
Tax effect (1)	(0.04)	(0.05)

Non-GAAP Diluted EPS	$0.07	$0.08

(1)	Tax rates as follows:

•	39% for three months ended March 31, 2007

•	37% for three months ended March 31, 2006

CONFIDENTIAL	Cogent, Inc.